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Exhibit 4.1

FOREST OIL CORPORATION

and

MELLON INVESTOR SERVICES LLC

As Rights Agent

FIRST AMENDED AND RESTATED
RIGHTS AGREEMENT

Dated as of October 17, 2003

i

ii

LIST OF DEFINED TERMS

Acquiring Person	1
Affiliate	2
Agreement	1
Associate	2
Beneficial Owner	2
Business Day	3
Close of Business	3
Closing Price	3
Common Shares	3
Company	3, 16
Company Order	3
Distribution Date	3
Exchange Act	4
Exchange Ratio	4, 23
Exempt Person	4
Final Expiration Date	4
Initial Agreement	1, 4
NASDAQ	4
Ownership Statement	4
Person	4
Preferred Shares	4
Purchase Price	4
Record Date	1, 4
Redemption Date	4
Redemption Price	4, 23
Right	4
Right Certificate	4
Rights Agent	4
Rights Agreement	6
Rights Register	4, 7
Security	13
Shares Acquisition Date	4
Subsidiary	4
Summary of Rights	4
Trading Day	5
Voting Shares	5
Wholly-Owned Subsidiary	5

iii

FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

        This First Amended and Restated Rights Agreement, dated as of October 17, 2003, is between Forest Oil Corporation, a New York corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (as successor to ChaseMellon Shareholder Services, L.L.C., as successor to Mellon Securities Trust Company), as rights agent (the "Rights Agent").

        WHEREAS, the Board of Directors of the Company has previously authorized and declared a dividend of one Right for each Common Share (as such terms are hereinafter defined) of the Company outstanding on October 29, 1993 (the "Record Date"), and has previously further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); and

        WHEREAS, the Board of Directors of the Company has previously directed that the terms and conditions under which the Rights are to be distributed, including without limitation those affecting the exercise thereof, the securities or other property to be acquired thereby and the purchase price to be paid therefor, shall be set forth in a written agreement between the Company and a rights agent made for the benefit of the holders of the Rights to the extent so provided therein; and

        WHEREAS, the Company and Mellon Securities Trust Company, a New York corporation, as predecessor rights agent, previously entered into that certain Rights Agreement dated as of October 14, 1993, as amended prior to the date hereof (the "Initial Agreement"); and

        WHEREAS, Mellon Investor Services LLC, a New Jersey limited liability company, has become the successor Rights Agent in accordance with the terms of the Initial Agreement; and

        WHEREAS, the Company and Mellon Investor Services LLC, as successor Rights Agent, desire that the Initial Agreement be amended and supplemented in certain respects and that the Initial Agreement, as so amended and supplemented, be restated in its entirety, effective as of the date first written above (the Initial Agreement, together with such amendments and supplements as set forth in this First Amended and Restated Rights Agreement, being hereafter referred to as this "Agreement").

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

        Section 1.    Certain Definitions.    For purposes of this Agreement, the following terms shall have the meanings indicated:

        (a)   "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding but shall not include an Exempt Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of Voting Shares of the Company outstanding, increases the proportionate number of Voting Shares of the Company beneficially owned by such Person to 20% or more of the Voting Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, become the Beneficial Owner of any additional Voting Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Voting Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

        (b)   "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

        (c)   A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities which (without duplication):

            (i)  such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of either Section 13 or 16 of the Exchange Act;

           (ii)  such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon the exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 23 hereof ("Original Rights") or pursuant to Section 12(i) or Section 12(n) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that, a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii)  are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the Beneficial Owner of any securities that are Beneficially Owned, including without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

        Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company (or to the number of such securities "beneficially owned"), shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

        (d)   "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

        (e)   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of Texas are authorized or obligated by law or executive order to close.

        (f)    "Close of Business" on any given date shall mean 5:00 P.M., New York Time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York Time, on the next succeeding Business Day.

        (g)   "Closing Price," with respect to any security, shall mean the last sale price, regular way, on a specific Trading Day or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such Trading Day such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If such security is not publicly held or so listed or traded, "Closing Price" shall mean the fair value per unit of such security as determined in good faith by the Board of Directors of the Company, whose determination shall be described and the Closing Price set forth in a statement filed with the Rights Agent.

        (h)   "Common Shares" when used with reference to the Company shall mean shares of capital stock of the Company which have no preference over any other class of stock with respect to dividends or assets, which are not redeemable at the option of the Company and with respect to which no sinking, purchase or similar fund is provided and shall initially mean the shares of Common Stock, par value $.10 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall, if used with reference to a corporation, mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and, if used with reference to any other Person, mean the equity interest in such Person (or, if the net worth determined in accordance with generally accepted accounting principles of another Person which controls such first mentioned Person is greater than such first mentioned Person, then such other Person) with the greatest voting power or managerial power with respect to the business and affairs of such Person.

        (i)    "Company" shall mean Forest Oil Corporation, a New York corporation, and its successors.

        (j)    "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Rights Agent.

        (k)   "Distribution Date" shall mean the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than an Exempt Person) of, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 20% or more of the then outstanding Voting Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

        (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (m)  "Exchange Ratio" shall have the meaning set forth in Section 25(a) hereof.

        (n)   "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Voting Shares for or pursuant to the terms of any such plan.

        (o)   "Final Expiration Date" shall mean the Close of Business on October 29, 2013.

        (p)   "Initial Agreement" shall have the meaning set forth in the recitals to this Agreement.

        (q)   "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

        (r)   "Ownership Statement" shall have the meaning set forth in Section 3(a) hereof.

        (s)   "Person" shall mean any individual, firm, corporation, limited liability company, partnership, limited partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        (t)    "Preferred Shares" shall mean shares of the Company's First Series Junior Preferred Stock, $.01 par value per share.

        (u)   "Purchase Price" shall mean the price at which the holder of a Right may, subject to the terms and conditions of this Agreement, purchase one one-hundredth (1/100) of a Preferred Share (which initially is as set forth in Section 8(b) herein), as such price shall be adjusted pursuant to the terms of this Agreement.

        (v)   "Record Date" shall have the meaning set forth in the first "WHEREAS" clause.

        (w)  "Redemption Date" shall mean the time at which the Rights are redeemed pursuant to Section 24 herein.

        (x)   "Redemption Price" shall have the meaning set forth in Section 24(a) herein.

        (y)   "Right" shall mean one preferred share purchase right which initially represents the right of the registered holder thereof to purchase one one-hundredth (1/100) of a Preferred Share upon the terms and subject to the conditions herein set forth.

        (z)   "Right Certificate" shall mean a certificate, in substantially the form of Exhibit A attached to this Rights Agreement, evidencing the Rights registered in the name of the holder thereof.

        (aa) "Rights Agent" shall mean Mellon Investor Services LLC, a New Jersey limited liability company, and any successor thereto appointed in accordance with the terms hereof, in its capacity as agent for the Company pursuant to this Agreement.

        (bb) "Rights Register" shall have the meaning specified in Section 5.

        (cc) "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition shall include without limitation a report filed pursuant to Section 15(d) or Section 16(a) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

        (dd) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        (ee) "Summary of Rights" shall mean a Summary of Rights to Purchase Preferred Shares in substantially the form attached hereto as Exhibit B.

        (ff)  "Trading Day" shall mean a day on which the principal national securities exchange on which any of the Voting Shares of the Company are listed or admitted to trading is open for the transaction of business or, if none of the Voting Shares of the Company is listed or admitted to trading on any national stock exchange, a Business Day.

        (gg) "Voting Shares" shall mean (i) the Common Shares of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger or consolidation of the Company, any sale of all or substantially all of the Company's assets or any liquidation, dissolution or winding up of the Company. Whenever any provision of this Agreement requires a determination of whether a number of Voting Shares comprising a specified percentage of such Voting Shares is, was or will be beneficially owned or has been voted, tendered, acquired, sold or otherwise disposed of or a determination of whether a Person has offered or proposed to acquire a number of Voting Shares comprising such specified percentage, the number of Voting Shares comprising such specified percentage of Voting Shares shall in every such case be deemed to be the number of Voting Shares comprising the specified percentage of all the Company's then outstanding Voting Shares.

        (hh) "Wholly-Owned Subsidiary" of a Person shall mean any corporation or other entity all the outstanding capital stock or other equity interests of which having ordinary voting power in the election of directors or similar officials (other than directors' qualifying shares or similar interests) are owned, directly or indirectly, by such Person.

        Section 2.    Appointment of Rights Agent.    The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

        Section 3.    Issue of Right Certificates.

        (a)   From and after the Record Date until the Distribution Date, (i) outstanding Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) or by a current ownership statement issued with respect to uncertificated Common Shares in lieu of such a certificate (an "Ownership Statement") and not by separate Right Certificates, and (ii) the Rights will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

        The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

        (b)   The Company has previously sent to the holders of Common Shares of the Company a copy of the Summary of Rights described in the Initial Agreement in accordance with the terms of the Initial Agreement and has otherwise fully complied through the date of this Agreement with the provisions of Section 3 of the Initial Agreement. With respect to certificates for Common Shares of the

Company outstanding on the date of this Agreement, the certificates evidencing such Common Shares shall, together with copies of the Summary of Rights, thereafter also evidence the outstanding Rights (as such Rights have been or shall be amended or supplemented) distributed with respect thereto until the earlier of the Redemption Date, the Distribution Date or the date of surrender thereof to the Company's transfer agent for transfer of Common Shares of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate (or Ownership Statement) for Common Shares of the Company outstanding as of the Close of Business on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Shares of the Company represented thereby.

        (c)   Certificates for Common Shares of the Company issued after October 29, 1993 and prior to the date of this Agreement, have had impressed on, printed on, written on or affixed to them the legend required by Section 3(d) of the Initial Agreement. Certificates (or Ownership Statements) for Common Shares of the Company which become outstanding after the date of this Agreement but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

  This certificate (or Ownership Statement (as applicable)) also evidences and entitles the holder hereof to certain rights as set forth in a First Amended and Restated Rights Agreement between Forest Oil Corporation and Mellon Investor Services LLC as Rights Agent (as successor to ChaseMellon Shareholder Services, L.L.C., as successor to Mellon Services Trust Company), dated as of October 17, 2003, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As set forth in the Rights Agreement, Rights beneficially owned by any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become void.

With respect to certificates and Ownership Statements containing the legend required by Section 3(d) of the Initial Agreement or the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates and Ownership Statements shall be evidenced by such certificates and Ownership Statements alone, and the surrender for transfer of any such certificate or Ownership Statement, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

        (d)   If the Company purchases or acquires any of its Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

        Section 4.    Form of Right Certificates.    The Right Certificates (and the forms of election to purchase Preferred Shares (or other securities) and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange on which the Rights may from time to time be listed, the National Association of Securities Dealers, Inc. or as may be necessary to conform to usage. Subject to the provisions of Section 23 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price per one one-hundredth (1/100) of a Preferred Share set forth therein, but the number of such one one-hundredths of a Preferred Share or other securities and the Purchase Price shall be subject to adjustment as provided herein.

        Section 5.    Execution, Countersignature and Registration.    The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Right Certificates may be manual or facsimile and shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.

        In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

        At any time and from time to time after the execution and delivery of this Agreement and prior to the Distribution Date, the Company may deliver Right Certificates executed by the Company to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such Right Certificates; and the Rights Agent in accordance with such Company Order shall countersign and deliver such Right Certificates as in this Agreement provided and not otherwise.

        No Right Certificate shall entitle the holder thereof to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Right Certificate a certificate of authentication substantially in the form provided for herein executed by the Rights Agent by manual signature, and such certificate upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been duly countersigned and delivered hereunder.

        From and after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company shall cause to be kept at the office of the Rights Agent designated for such purpose a Rights Register (a "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Right Certificates and of transfers of Rights.

        Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates.    Every Right Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Rights Agent) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Rights Agent duly executed, by the holder thereof or his attorney duly authorized in writing.

        Subject to the provisions of Section 15 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 12(a)(ii) hereof or that have been exchanged pursuant to Section 25 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 10(e) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

        No service charge shall be made for any registration of transfer or exchange of Right Certificates, but the Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        The provisions of this Section 6 shall be subject to the provisions of Section 15.

        Section 7.    Mutilated, Destroyed, Lost and Stolen Right Certificates.    If any mutilated Right Certificate is surrendered to the Rights Agent, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Rights Agent (i) evidence to their satisfaction of the destruction, loss or theft of a Right Certificate, and (ii) such security or indemnity, if any, as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Rights Agent that such Right Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Right Certificate, a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

        Upon the issuance of any new Right Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Right Certificates.

        Section 8.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

        (a)   The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth (1/100) of a Preferred Share (or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time of redemption on the Redemption Date or (iii) the time at which such Rights are exchanged as provided in Section 25 hereof.

        (b)   The Purchase Price for each one one-hundredth (1/100) of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be one hundred and twenty dollars ($120.00), shall be subject to adjustment from time to time as provided in Section 12 and Section 14 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

        (c)   Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the securities to be purchased and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 10 in cash, or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or other securities) certificates for such number of one one-hundredths of a Preferred Share (or other securities) as are to be purchased, and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company, if any, depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares (or other securities) with such depositary agent), and the Company hereby directs such depositary agent to comply with all such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

        (d)   Except as otherwise provided herein, if the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 15 hereof.

        (e)   Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 8 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

        Section 9.    Cancellation and Destruction of Right Certificates.    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent for such purpose, shall be cancelled by it. No Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the

Company otherwise than upon exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, pursuant to a Company Order, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

        Section 10.    Reservation and Availability of Shares.    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 8.

        The Company further covenants and agrees that it will, from and after the Distribution Date, cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares of the Company that will be sufficient to permit the exercise in full of all outstanding Rights if adjusted pursuant to Section 12(a)(ii).

        The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or Common Shares of the Company issued upon exercise of Rights shall, at the time of delivery of the certificate for such Preferred Shares or Common Shares of the Company (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or depositary receipts therefor) or Common Shares of the Company upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates, Ownership Statements or depositary receipts for the Preferred Shares or Common Shares of the Company upon exercise of Rights evidenced by Right Certificates in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or deliver any certificates, Ownership Statements or depositary receipts for Preferred Shares or Common Shares of the Company upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax or charge is due.

        Section 11.    Record Date.    Each Person in whose name any certificate (or Ownership Statement) for Preferred Shares or Common Shares of the Company is issued upon the exercise of, or upon exchange of, Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares represented thereby on, and such certificate (or Ownership Statement) shall be dated, (i) in the case of the exercise of Rights, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made, or (ii) in the case of the exchange of Rights, the date of such exchange; provided, however, that, if the date of such surrender and payment or exchange is a date upon which the transfer books of the Company for its Preferred Shares or Common Shares, as the case may be, are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or Ownership Statement) shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of (or the exchange of) the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares (or Common Shares of the Company) for which the Rights shall be exercisable or exchangeable, including, without limitation, the rights to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 12.    Adjustment of Purchase Price, Number of Shares or Number of Rights.    The Purchase Price, the number and kind of shares of capital stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

        (a)   (i) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised thereafter shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been duly exercised immediately prior to such date (at a time when the Preferred Shares transfer books of the Company were open), such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 12(a)(i) and Section 12(a)(ii), the adjustment provided for in this Section 12(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 12(a)(ii).

           (ii)  Subject to Section 25 of this Agreement and except as otherwise provided in this Section 12(a)(ii) and Section 12(a)(iii), in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price immediately prior to the Person becoming an Acquiring Person, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person. If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

        Notwithstanding any other provision of this Agreement, from and after the time any Person shall become an Acquiring Person, any Rights that are or were acquired or beneficially owned by any such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

          (iii)  If on or after the Distribution Date, there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of all outstanding Rights in accordance with the foregoing subparagraph (ii), the Company agrees to take all such action as is within its power, including without limitation appropriate action by its Board of Directors, as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If, the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

        (b)   If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into or exchangeable for Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (together with any additional consideration required upon conversion or exchange in the case of a security convertible into or exchangeable for Preferred Shares or equivalent preferred shares), less than the current per share market price of the Preferred Shares (determined pursuant to Section 12(d) on such record date), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of Preferred Shares and equivalent preferred shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (together with the aggregate of any additional consideration required upon conversion or exchange in the case of any convertible or exchangeable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case all or part of such subscription or purchase price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation described in this Section 12(b). The adjustment described in this Section 12(b) shall be made successively whenever such a record date is fixed; and, if none of such rights, options or warrants is so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)   If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares (determined pursuant to Section 12(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d)   (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 12(d)(i)) on any date shall be deemed to be the average of the daily Closing Prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.

           (ii)  For the purpose of any computation hereunder, if the Preferred Shares are publicly traded, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above in paragraph (i) of this Section 12(d). If the Preferred Shares are not publicly traded but the Common Shares are publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (as determined pursuant to Section 12(d)(i) hereof multiplied by one hundred (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Shares nor the Preferred Shares are publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

        (e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other security or one-millionth of a Preferred Share, as the case may be, and references herein to the "number of one one-hundredths of a Preferred Share" (or similar phrases) shall be construed to include fractions of one one-hundredth of a Preferred Share. Notwithstanding the first sentence of this Section 12(e), any adjustment required by this Section 12 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Final Expiration Date.

        (f)    If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 12(a) through (c) hereof, inclusive, and the provisions of this Agreement, including, without limitation, Sections 8, 10, 11 and 14, with respect to the Preferred Shares shall apply on like terms to any such other shares.

        (g)   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall, whether or not the Right Certificate evidencing such Right reflects such adjusted Purchase Price, evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h)   Unless the Company shall have exercised its election as provided in Section 12(i), upon each adjustment of the Purchase Price pursuant to Section 12(b) or Section 12(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement (Until such record date, however, any adjustment in the number of one one-hundredths of a Preferred Share for which a Right shall be exercisable made as required by this Agreement shall remain in effect). If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j)    Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

        (k)   Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the amount of consideration per Preferred Share determined by the Board of Directors of the Company to be capital, or below one one-hundredth of the par value, if any, of the Preferred Shares or other shares of capital stock issuable upon exercise of the Rights, the Company agrees to take such action as is within its power, including without limitation appropriate action by its Board of Directors, and which is, in the opinion of its counsel, necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other such shares at such adjusted Purchase Price.

        (l)    In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

        (m)  Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any combination or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in subsection (b) of this Section 12, hereafter effected by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

        (n)   If at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 12(a)(ii) and this Section 12(n), the adjustments provided for in this Section 12(n) shall be in addition and prior to any adjustment required pursuant to Section 12(a)(ii).

        Section 13.    Certificate of Adjusted Purchase Price or Number of Shares.    Whenever an adjustment is made as provided in Section 12 or Section 14 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief, reasonably detailed, statement of the facts, computation and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission, if so required, a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 27 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

        Section 14.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.    If, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with any such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its Wholly-Owned Subsidiaries, then, and in each such case, the Company agrees that, as a condition to engaging in any such transaction, it will make or cause to be made proper provision so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) or, if such other Person is a Subsidiary of another Person, of the Person or Persons (other than individuals) which ultimately control such first-mentioned Person, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 12(a)(ii)) and dividing that product by (y) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 12(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company," as used herein, shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including without limitation the reservation of a sufficient number of its Common Shares in accordance with Section 10) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 14 if at the time of such transaction there are outstanding any rights, warrants, instruments or securities or any agreement or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent an agreement supplemental to this Agreement complying with the provisions of this Section 14. The provisions of this Section 14 shall similarly apply to successive mergers or consolidations or sales or other transfers. For the purposes of this Section 14, 50% of the assets of the Company and its Subsidiaries shall be determined by reference to the book value of such assets as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries (which need not be audited) and 50% of the earning power of the Company and its Subsidiaries shall be determined by reference to the mathematical average of the operating income resulting from the operations of the Company and its Subsidiaries for the two most recent full fiscal years as set forth in the consolidated and consolidating financial statements of the Company and its Subsidiaries for such years; provided, however, that, if the Company has, during such period, engaged in one or more transactions to which purchase accounting is applicable, such determination shall be made by reference to the pro forma operating income of the Company and its Subsidiaries giving effect to such transactions as if they had occurred at the commencement of such two-year period.

        Section 15.    Fractional Rights and Fractional Shares.

        (a)   The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If, on the Distribution Date or thereafter, as a result of any adjustment effected pursuant to Section 12(i) or otherwise hereunder, a Person would otherwise be entitled to receive fractions of Rights or a Right Certificate evidencing a fractional Right, the Company shall, in lieu thereof, pay or cause to be paid to such Person an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 15(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

        (b)   The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates or Ownership Statements which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 15(b), the current market value of a Preferred Share shall be the Closing Price of a Preferred Share for the Trading Day immediately prior to the date of such exercise.

        (c)   Should any adjustment contemplated by Section 12(a)(ii) or any exchange contemplated by Section 25 occur, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates or Ownership Statements which evidence fractional Common Shares. If after any such adjustment or exchange, a Person would otherwise be entitled to receive a fractional Common Share of the Company upon exercise of any Right Certificate or upon exchange as contemplated by Section 25, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided or upon such exchange an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(c), the current market value of a Common Share shall be the Closing Price of a Common Share for the Trading Day immediately prior to the date of such exercise or the date of such exchange.

        (d)   The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

        Section 16.    Rights of Action.

        (a)   All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Right

Certificates (or, prior to the Distribution Date, the registered holders of the Common Shares of the Company); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding, judicial or otherwise, against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such Rights in the manner provided in the Right Certificate evidencing such Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

        (b)   No right or remedy herein conferred upon or reserved to the registered holder of Rights is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, whether hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        (c)   No delay or omission of any registered holder of Rights to exercise any right or remedy accruing hereunder shall impair any such right or remedy or constitute a waiver of any default hereunder or an acquiescence therein. Every right and remedy given hereunder or by law to such holders may be exercised from time to time, and as often as may be deemed expedient, by such holders.

        Section 17.    Agreement of Right Holders.    Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a)   prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

        (b)   after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

        (c)   the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or Ownership Statement) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate, the associated Common Shares certificate or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

        (d)   notwithstanding anything in this Agreement to the contrary, neither the Company, nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

        Section 18.    Right Certificate Holder Not Deemed a Shareholder.    No holder, as such, of any Right (whether or not then evidenced by a Right Certificate) shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares, Common Shares of the Company or any other securities of the Company which may at any time be issuable on the exercise (or exchange) of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder, as such, any of the rights of a shareholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 26) or to receive dividends or subscription rights until the Right or Rights shall have been exercised (or exchanged) in accordance with the provisions hereof.

        Section 19.    Concerning the Rights Agent.    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses incurred in enforcing this right of indemnification. The provisions of this Section 19 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

        The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares, Common Shares of the Company or other securities of the Company, Company Order, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

        Section 20.    Duties of Rights Agent.    The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

        (b)   Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

        (c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

        (d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e)   The Rights Agent shall not have any liability for or be under any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible or liable for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 12(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 12, 14, 24 and 25, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the Certificate described in Section 13 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

        (f)    The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

        (h)   If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been properly completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        (i)    The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

        (j)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

        (k)   No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        Section 21.    Merger or Consolidation or Change of Name of Rights Agent.    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22.

        If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and, if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 22.    Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or the Preferred Shares by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or the Preferred Shares by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares), then any registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.

        Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, which is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of the Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares of the Company and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.

        Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 23.    Issuance of New Right Certificates.    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company may, with respect to Common Shares issued or sold pursuant to (i) the exercise of stock options, (ii) any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities notes or debentures issued by the Company, or (iv) a contractual obligation of the Company in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of such Rights in connection with such issuance or sale.

        Section 24.    Redemption.

        (a)   The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of one cent ($0.01) per Right then outstanding, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Any such redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares at the time of the redemption), Preferred Shares or any other form of consideration deemed appropriate by the Board of Directors.

        (b)   Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 24 (or, alternatively, if the Board of Directors qualified such action as to time, basis or conditions, then at such time, on such basis and with such conditions as the Board of Directors may have established pursuant to such paragraph (a)), and without any further action, and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to all the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

        (c)   Neither the Company nor any of its Affiliates or Associates may acquire (other than, in the case of such Affiliates and Associates, in their capacity as holders of Common Shares of the Company), redeem or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 24 or in Section 25 herein, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

        Section 25.    Exchange.

        (a)   The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 12(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share for each Common Share for which each Right is then exercisable appropriately adjusted to reflect any adjustment in the number of Rights pursuant to the provisions of Section 12(a)(i) (such exchange ratio being hereinafter referred to as the "Exchange Ratio") hereof. Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding.

        (b)   Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 25, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of available Common Shares and the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) held by each holder of Rights.

        (c)   In any exchange pursuant to this Section 25, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 12(b) hereof) for Common Shares, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted.

        Section 26.    Notice of Certain Events.

        (a)   If the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class of the Company or any Subsidiary of the Company to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company or a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries), (v) to effect the liquidation, dissolution or winding up of the Company or (vi) if the Rights have theretofore become exercisable with respect to Common Shares pursuant to Section 12(a)(ii) herein, to declare or pay any dividend or other distribution on the Common Shares payable in Common Shares or in stock of any other class of the Company or any Subsidiary of the Company or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision or combination is to take place and the date of participation therein by the holders of the Common Shares or the Preferred Shares, or both, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares or of the Common Shares of the Company, as the case may be, for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares of the Company, as the case may be, whichever shall be the earlier.

        (b)   If any of the events set forth in Section 12(a)(ii) or Section 14 of this Agreement shall occur, then, in any such case, the Company shall, as soon as practicable thereafter, give to the Rights Agent and to each holder of a Right Certificate (or, if occurring prior to the Distribution Date, the holders of Common Shares), in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall specify the event and the consequences of the event to holders of Rights under Section 12(a)(ii) and Section 14 hereof.

        Section 27.    Notices.    Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

  Forest Oil Corporation
  1600 Broadway
  Suite 2200
  Denver, Colorado 80202
  Attention: Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

  Mellon Investor Services LLC
  85 Challenger Road
  Overpeck Centre
  Ridgefield Park, NJ 07660
  Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Register of the Company or, prior to the Distribution Date, on the stock transfer records for the Common Shares of the Company.

        Section 28.    Supplements and Amendments.    The Company and the Rights Agent from time to time may supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make or modify any other provisions, with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent, including without limitation extending the Final Expiration Date and, provided that at the time of such amendment or supplement the Distribution Date has not occurred, the period during which the Rights may be redeemed; provided, however, that, from and after such time as any Person becomes an Acquiring Person, any such amendment or supplement shall not materially and adversely affect the interests of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment complies with this Section 28, and provided such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, or obligations hereunder, the Rights Agent shall execute such supplement or amendment. The Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement.

        Section 29.    Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 30.    Benefits of this Agreement.    Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

        Section 31.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 32.    Governing Law.    This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        Section 33.    Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 34.    Administration.    The Board of Directors of the Company shall have the exclusive power and authority to: (i) administer and interpret the provisions of this Agreement, including, without limiting the generality of the foregoing, to administer and interpret the provisions of this Agreement relating to Exempt Persons to effectuate the purpose of such provisions, and (ii) to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent is entitled always to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

        Section 35.    Descriptive Headings.    Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

FOREST OIL CORPORATION
Attest:
By:	/s/ LIZBETH J. STENMARK Title: Assistant Secretary	By:	/s/ NEWTON W. WILSON III Title: Senior Vice President, General Counsel and Secretary
MELLON INVESTOR SERVICES LLC, as Rights Agent
Attest:
By:	/s/ DAVID M. CARY	By:	/s/ MONA VORHEES Title: Assistant Vice President

EXHIBIT A

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

    NOT EXERCISABLE AFTER OCTOBER 29, 2013 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME VOID.

Right Certificate

FOREST OIL CORPORATION

        This certifies that                        , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement, dated as of October 17, 2003, as the same may be amended from time to time (the "Rights Agreement"), between Forest Oil Corporation, a New York corporation (the "Company"), and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time), on October 29, 2013, at the office of the Rights Agent designated for such purpose, one one-hundredth (1/100) of a fully paid non-assessable share of First Series Junior Preferred Stock, $0.01 par value (the "Preferred Shares"), of the Company, at a purchase price of one hundred twenty dollars ($120.00) per one one-hundredth (1/100) of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 17, 2003, based on the Preferred Shares as constituted at such date.

        As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share (or other securities or property) which may be purchased upon the exercise of Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

        This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Secretary of the Company, Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver Colorado 80202, and the office of the Rights Agent designated for such purpose, Mellon Investor Services LLC, 85 Challenger Road, Overpeck Centre, Ridgefield Park, NJ 07660, Attention: Reorganization Department.

        This Right Certificate, with or without other Right Certificates, upon surrender hereof at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of one cent ($0.01) per Right or (ii) may be exchanged by the Company, in whole or in part, for Preferred Shares or shares of the Company's common stock, par value $0.10 per share.

        No fractional Preferred Shares or Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

        No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised or such Right or Rights shall have been exchanged by the Company as provided in the Rights Agreement.

        This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signatures of the proper officers of the Company and its seal

        Dated as of                , 20

ATTEST:		FOREST OIL CORPORATION
By:		By:	Secretary
Countersigned:
MELLON INVESTOR SERVICES LLC, as Rights Agent
By:	Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate)

To: FOREST OIL CORPORATION

        The undersigned hereby irrevocably elects to exercise                          Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or such other securities) be issued in the name of:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated: , 20	Signature

Signature Guaranteed:

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

[Form of Reverse Side of Right Certificate—continued]
(To be executed if statement is correct)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

        The signature in the foregoing Form of Assignment and Form of Election to Purchase, as the case may be, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

        If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

[Form of Reverse Side of Right Certificate—continued]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

        FOR VALUE RECEIVED                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        , Attorney, to transfer the within Right Certificate on the books of the within-named corporation, with full power of substitution.

Dated: , 20 .	Signature

Signature Guaranteed:

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

(To be executed if statement is correct)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B

Summary of Rights to Purchase Preferred Shares

        General.    On October 14, 1993, the Board of Directors of Forest Oil Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, $0.10 par value (the "Common Shares"), of the Company. The dividend was paid on October 29, 1993 to the shareholders of record on that date.

        Effective on October 17, 2003, the Company amended and restated its rights agreement, dated as of October 14, 1993, as amended, in order to, among other things, adjust the exercise price, add provisions allowing for the issuance by the Company of uncertificated shares and extend the Final Expiration Date (as defined below). As of October 17, 2003, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of First Series Junior Preferred Stock, $0.01 par value, of the Company (the "Preferred Shares") at a price of $120 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a First Amended and Restated Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent").

        Acquiring Person and Distribution Date.    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, other than an Exempt Person (as defined below), has acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person") and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Shares outstanding as of October 29, 1993 by the certificates representing such Common Shares with a copy of this Summary of Rights attached thereto.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates or ownership statements issued after October 29, 1993 upon transfer or any new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

        Final Expiration Date.    The Rights are not exercisable until the Distribution Date. The Rights will expire on October 29, 2013 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company as described below.

        Description of the Preferred Shares.    The Preferred Shares purchasable upon exercise of the Rights will be nonredeemable. Each Preferred Share will have a minimum preferential dividend rate of $1.00 per share, paid quarterly, but will be entitled to an aggregate dividend of 100 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will receive a preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per Common Share. Each

Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. These rights are protected by customary antidilution provisions.

        Adjustments.    The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

        If, prior to the Distribution Date, the Company declares or pays a dividend on the Common Shares payable in Common Share or effects a subdivision or combination of the Common Shares, the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and the number of Rights outstanding will be appropriately adjusted.

        Antidilution Adjustments Upon the Occurrence of Certain Mergers.    In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or any affiliate or associate of the Acquiring Person or certain other transferees which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which at the time of such transaction would have a market value of two times the exercise price of the Right.

        Antidilution Adjustments After a Person Becomes an Acquiring Person.    In the event any person or group of affiliated or associated persons becomes an Acquiring Person, each Right then outstanding would "flip-in" and become a right to buy that number of Common Shares that at the time of such acquisition would have a market value of two times the exercise price of the Right. The Acquiring Person who triggered the Rights would be excluded from the "flip-in" because his Rights would have become void upon his triggering acquisition.

        Exchange Provision.    At anytime after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Company's voting shares then outstanding, the Board of Directors would have the option to issue Common Shares in exchange for the Rights (other than Rights owned by the Acquiring Person which would be void) at the rate of one share for each Right.

        Redemption.    At any time prior to a person or group of affiliated or associated persons becoming an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Amendments.    The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that no such amendment may adversely affect the interests of the holders of the Rights.

        Miscellaneous.    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        With certain exceptions, no adjustment in the Purchase Price will be required until adjustments which were not made equal, on a cumulative basis, at least 1% of such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS HEREBY INCORPORATED HEREIN BY REFERENCE.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A. A copy of the Rights Agreement is available free of charge from the Company.

QuickLinks

  Exhibit 4.1
TABLE OF CONTENTS
LIST OF DEFINED TERMS
FIRST AMENDED AND RESTATED RIGHTS AGREEMENT
  EXHIBIT A
FORM OF RIGHT CERTIFICATE
FORM OF ELECTION TO PURCHASE
NOTICE
FORM OF ASSIGNMENT
  Exhibit B
Summary of Rights to Purchase Preferred Shares